SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Under Rule 14a-12

DELTAGEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Deltagen, Inc.
740 Bay Road
Redwood City, California 94063

April 29, 2002

Dear Stockholder:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Deltagen, Inc. to be held on Wednesday, May 22, 2002 at 10:00 a.m. at the Menlo Room of the Stanford Park Hotel, located at 100 El Camino Real, Menlo Park, California.

The Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the annual meeting. You also will have the opportunity to hear what has happened in our business in the past year.

We hope that you can join us. However, whether or not you plan to be there, please sign and return your proxy in the enclosed envelope as soon as possible so that your vote will be counted.

Sin	cerely,

Wi	lliam Matthews, Ph.D.
Chairman and Chief Executive Officer

Deltagen, Inc.
740 Bay Road
Redwood City, California 94063

April 29, 2002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Deltagen, Inc. will hold its Annual Meeting of Stockholders at the Menlo Room of the Stanford Park Hotel, located at 100 El Camino Real, Menlo Park, California, on Wednesday, May 22, 2002 at 10:00 a.m.

At this meeting we will ask you to:

•	elect three directors to serve until the 2005 Annual Meeting of Stockholders; and

•	transact any other business that properly comes before the meeting.

Your Board of Directors has selected April 8, 2002 as the record date for determining stockholders entitled to vote at the meeting.

This Proxy Statement, a proxy, the 2001 Annual Report to Stockholders and Annual Report on Form 10-K are being distributed on or about April 29, 2002 to those entitled to vote.

By	Order of the Board of Directors

Au	gustine G. Yee
Secretary

GENERAL INFORMATION

Q:	Who is soliciting my proxy?

A:
We—the Board of Directors of Deltagen—are sending you this Proxy Statement in connection with our solicitation of proxies for use at Deltagen’s 2002 Annual Meeting of Stockholders. Certain directors, officers and other employees or agents of Deltagen may also solicit proxies on our behalf by mail, telephone, fax, electronic mail or in person.

Q:	Who is paying for this solicitation?

A:
Deltagen will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Deltagen may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. No additional compensation will be paid to directors, officers or other employees for proxy solicitation services.

Q:	What am I voting on?

A:	The election of Constantine E. Anagnostopoulos, Phillipe O. Chambon and Thomas A. Penn to the Board of Directors.

Q:	Who can vote?

A:
Only those who owned Deltagen common stock at the close of business on April 8, 2002, the record date for the Annual Meeting, can vote. Each share of common stock outstanding on that date is entitled to one vote on all matters to come before the meeting, including the election of directors.

Q:	How do I vote?

A:
You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person—by voting you will automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary written notice of your revocation or by submitting a later-dated proxy. If you sign and return your proxy in time, the individuals named as proxyholders will vote your shares as you instruct. If you sign and return your proxy but do not mark your voting instructions, the individuals named as proxyholders will vote your shares FOR the election of the nominees for director.

Q:	What constitutes a quorum?

A:
On the record date, Deltagen had approximately 35,268,936 shares of common stock, $0.001 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the meeting are present in person or represented by proxy. We include the shares of persons who abstain in determining those present and entitled to vote, but exclude shares held by brokers in “street” or “nominee” name when the broker indicates that you have not voted and it lacks discretionary authority to vote your shares (i.e., “broker non-votes”).

Q:	What vote is needed to approve the proposals?

A:
The three nominees receiving the most votes are elected as directors. As a result if you withhold your authority to vote for any nominee, your vote will not count for or against the nominee, nor will a broker “non-vote” affect the outcome of the election.

Q:	Can I vote on other matters?

A:
Deltagen’s by-laws limit the business conducted at any annual meeting to (1) business in the notice of the meeting, (2) business directed by the Board of Directors and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has notified our Secretary in writing (at our Redwood City headquarters) by April 13, 2002. The notice must briefly describe the business to be brought and the reasons; give the name, address and number of shares owned by the stockholder of record and any beneficial holder for which the proposal is made; and identify any material interest the stockholder of record or any beneficial owner has in the business.

We do not expect any matters not listed in the Proxy Statement to come before the meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (the “Exchange Act”) (which would include matters that the proxyholders did not know were to be presented a reasonable time before the mailing of this Proxy Statement.

Q:	When are stockholder proposals due for the 2003 Annual Meeting?

A:
To be considered for presentation in the proxy statement for Deltagen’s 2003 Annual Meeting of Stockholders, a stockholder proposal must be received at Deltagen’s offices no later than December 30, 2002.

Q:	Will the auditors be at the meeting?

A:
PricewaterhouseCoopers LLP, our fiscal year 2001 auditors, also will be our auditors in fiscal year 2002. A PricewaterhouseCoopers LLP representative will attend the meeting, have the opportunity to make a statement if he or she desires, and will be available to answer appropriate questions.

PROPOSAL ONE

ELECTION OF DIRECTORS

Deltagen’s Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect three individuals to serve as directors until the 2005 Annual Meeting. Each of the nominees is now a member of the Board of Directors.

The individuals named as proxyholders will vote your proxy for the election of both nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute or we may reduce the number of members of the Board. We recommend a vote FOR each nominee.

Below are the names and ages of the directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships. Ages are as of March 31, 2002.

Nominees for Election for a Three-Year Term Ending with the 2005 Annual Meeting

• Constantine E. Anagnostopoulos, Ph.D.
Age 79, a director since 2001. Since March 1987, Dr. Anagnostopoulos has been the managing general partner of Gateway Associates, a Missouri-based venture capital management firm. Dr. Anagnostopoulos is a retired officer of Monsanto Company, having served as Director of Research, Head of its New Enterprise Division, General Manager of a number of operating divisions and Chairman and Chief Executive Officer of Monsanto Europe-Africa. Dr. Anagnostopoulos has a doctorate in organic chemistry from Harvard University and holds over 20 patents in organic and polymer chemistry. Dr. Anagnostopoulos also serves as a member of the board of directors of Genzyme Corporation and Dyax Corporation.

• Philippe O. Chambon, M.D., Ph.D.
Age 43, a director since 1998. Since January 1997, Dr. Chambon has been a General Partner of The Sprout Group, the venture capital affiliate of Credit Suisse First Boston Corporation. Dr. Chambon joined The Sprout Group in May 1995. From May 1993 to April 1995, Dr. Chambon served as Manager in the Healthcare Practice of the Boston Consulting Group, a management consulting firm. He was formerly an executive with Sandoz Pharmaceuticals, a subsidiary of Novartis. Dr. Chambon is currently a director of Variagenics, Inc., PharSight Corporation, Inc., as well as several other private companies. Dr. Chambon received his M.D. and Ph.D. degrees from the University of Paris and his M.B.A. from Columbia University.

• Thomas A. Penn
Age 56, a director since 2000. Since January 2001, Mr. Penn has been a General Partner of Meridian Venture Partners. From June 1998 until December 2000, Mr. Penn was a partner with Boston Millennia Partners, a Boston-based venture capital firm. From March 1994 until March 1998, Mr. Penn served as President and CEO of Tektagen, Inc. Mr. Penn is a director of various private companies. Mr. Penn received B.S. degrees from the Massachusetts Institute of Technology in metallurgy and materials science and in industrial management, an M.B.A. from Stanford University, and a J.D. from the University of Pennsylvania School of Law.

Directors Continuing in Office Until the 2003 Annual Meeting

• William Matthews, Ph.D.
Age 47, a director since 1997. A co-founder of Deltagen and our President from February 1997 to April 2002, has served as our Chief Executive Officer since December 1998 and as our Chairman since April 2002. Prior to founding Deltagen, Dr. Matthews worked at Genentech, Inc., from June 1992 to January 1997 where he established and ran a program in stem cell biology. Dr. Matthews received his Ph.D. in cell biology from Southwestern Medical School in Dallas, followed by post-doctoral fellowships at Harvard Medical School and Princeton University.

• William A. Scott, Ph.D.
Age 61, a director since 2001. Dr. Scott is the former Chief Executive Officer of Physiome Sciences where he served from March 1997 to December 1999. Prior to joining Physiome Sciences, Dr. Scott spent thirteen years with Bristol-Meyers Squibb where he held a number of management posts including Senior Vice President of Exploratory and Drug Discover Research. Dr. Scott is a former board member of Physiome Sciences and CombiChem, Inc. Dr. Scott holds a B.S. in Chemistry from the University of Illinois and received his Doctorate degree in Biochemistry from the California Institute of Technology.

Directors Continuing in Office Until the 2004 Annual Meeting

• David W. Beier
Age  53, a director since 2002. Since 2001, Mr. Beier has been a partner in the Washington, D.C. office of Hogan & Hartson L.L.P. and a member of the firm’s Health Practice Group. Mr. Beier served as the Chief Domestic Policy advisor to the Vice President of the United States from 1998 to 2001, as well as serving as the chair of the Electronic Commerce Working Group for President Clinton during that time. From 1989 to 1998, Mr. Beier worked for Genentech, Inc. where he was vice president of Governmental Affairs. Mr. Beier served as a senior fellow at the Wharton School of the University of Pennsylvania during 2001. Mr. Beier is a member of the President’s Advisory Committee on Trade Policy Negotiations. Mr. Beier also serves on the Board of Directors of VaxGen, Inc. Mr. Beier received his B.A. from Colgate University and his J.D. from Albany Law School of Union University. Mr. Beier is admitted to practice law in New York and Washington, D.C.

• F. Noel Perry
Age 49, a director since 1997. Mr. Perry is a managing director of Baccharis Capital, Inc., a venture capital firm founded in 1991. Mr. Perry is a director of several private companies. Mr. Perry received his B.A. from the University of Rhode Island and holds an M.B.A. from George Washington University. Mr. Perry is a Chartered Financial Analyst.

• Nicholas J. Simon, III
Age 47, a director since 1998. Since October 2001, Mr. Simon has been a general partner of MPM Capital. Mr. Simon was founder of Collabra Pharma., Inc. (formerly iO Pharmaceuticals, Inc.) and served as its Chief Executive Officer from 2000 until 2001. Mr. Simon also served as Vice President of Business and Corporate Development of Genentech, Inc., from December 1995 to March

2000, in which capacity he was responsible for product acquisitions, strategic alliances, technology venture activities and corporate strategic planning. Mr. Simon joined Genentech in 1989 as Director of Business Development and has over 20 years of experience in the biotechnology and biomedical industries. Mr. Simon is currently a director of Intermune, Inc., Sangstat Medical Corp. and several private companies. He received his B.S. in microbiology from the University of Maryland and holds an M.B.A. from Loyola College.

Committees of the Board of Directors; Meetings

We have have two standing committees:

Audit Committee

•	Reviews the scope of Deltagen’s annual audit by its independent auditors.

•	Reviews Deltagen’s annual financial statements and related audit report as prepared by the independent auditors.

•	Recommends to the Board selection of the independent auditors.

•	Reviews any non-audit fees paid to the independent auditors.

The current members are Dr. Chambon, Mr. Simon and Mr. Penn. The Audit Committee met two times in 2001.

Compensation Committee

•	Reviews performance and establishes compensation of Deltagen’s executive officers.

•	Establishes the compensation of Deltagen’s Board of Directors.

•	Administers Deltagen’s stock and cash incentive plans.

•	Recommends the establishment of policies dealing with various employee compensation and employee benefit plans.

The current members are Dr. Anagnostopoulos, Dr. Chambon, Mr. Penn and Mr. Perry. The Compensation Committee met three times in 2001.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

These tables show as of April 5, 2002: (1) the beneficial owners of more than 5% of the common stock and the number of shares they beneficially owned; and (2) the number of shares each director, each executive officer named in the Summary Compensation Table on page 10 and all directors and executive officers as a group beneficially owned. Except as noted, each person has sole voting and investment power over the shares shown in this table. Unless otherwise indicated, the address of each of the named individuals is c/o Deltagen, Inc., 740 Bay Road, Redwood City, California 94063. Ownership information is based upon information furnished by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Information from Schedules 13D and 13G is as of December 31, 2001, except for Bristol-Myers Squibb Company. To the Company’s knowledge, the persons named in the tables have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to these tables. The percentage of Common Stock Beneficially Owned is based on the 35,268,936 shares outstanding at April 5, 2002.

5% STOCKHOLDERS

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Entities affiliated with Credit Suisse First Boston (1)	6,824,760	19.4%
11 Madison Avenue
New York, NY 10010
Stipa Investments, L.P. (2)	6,182,151	17.5%
2420 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Entities affiliated with Wells Fargo & Company (3)	5,542,148	15.7%
420 Montgomery Street
San Francisco, CA 94104
T. Rowe Price Associates, Inc. (4)	3,348,400	9.5%
100 E. Pratt Street
Baltimore, MD 21202
Entities affiliated with Boston Millennia Partners (5)	2,687,204	7.6%
Rowes Wharf
Boston, MA 02110
Bristol-Myers Squibb Company (6)	2,647,481	7.5%
345 Park Avenue
New York, NY 10154
William Matthews, Ph.D. (7)	2,255,177	6.2%

(1)
The following information is based on Schedule 13G filed February 14, 2002. Credit Suisse First Boston reported shared voting and dispositive power over these shares. Philippe Chambon, M.D., Ph.D. is a General Partner of The Sprout Group, a venture capital affiliate of Credit Suisse First Boston Corporation, and is a member of our board of directors. Dr. Chambon disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest in these shares. Excludes a three-year warrant to purchase 457,143 shares common stock at a price of $3.13 per share granted in connection with a consulting agreement with Institute Genetique Biologie Moleculaire et Cellulaire, a scientific foundation, that is under the direction of Professor Pierre Chambon, who is the father of Philippe Chambon, M.D., Ph.D. of the 6,824,760 shares held by Credit Suisse First Boston, 5,541,918 shares are subject to a Voting Trust Agreement, dated as of October 2, 2001, by and among Sprout Capital VIII, L.P., Sprout Venture Capital,

L.P., Sprout CEO Fund, L.P., DLJ Capital Corp., DLJ ESC II, L.P., and Wells Fargo Bank Indiana, N.A., as trustee, as further described in note (3) below.
(2)
F. Noel Perry, a member of our board of directors, is a managing director of Baccharis Capital, Inc., which is the general partner of Stipa Investments, L.P. Mr. Perry is the sole natural person exercising voting and/or investment power with respect to the shares held by Stipa Investments, L.P., but disclaims beneficial ownership of the shares held by such entity except to the extent of his pecuniary interest in these shares.

(3)
The following information is based on Schedule 13G filed February 20, 2002. Wells Fargo & Company (the “Holding Company”) may be deemed to beneficially own 5,542,148 shares consisting of 5,541,918 shares that Wells Fargo Bank Indiana, N.A. (the “Bank”), a subsidiary of the Holding Company, may be deemed to beneficially own as described below and 230 shares that other Holding Company subsidiaries may be deemed to beneficially own. 4,500,000 shares are owned by Sprout Capital VIII, L.P., 346,724 are shares owned by Sprout Venture Capital, L.P., 90,713 shares are owned by DLJ Capital Corporation, 578,218 shares are owned by DLJ ESC II, L.P. and 26,263 shares are owned by Sprout CEO Fund, L.P., and are subject to a Voting Trust Agreement, dated as of October 2, 2001, by and among Sprout Capital VIII, L.P., Sprout Venture Capital, L.P., Sprout CEO Fund, L.P., DLJ Capital Corp., DLJ ESC II, L.P., and the Bank, as trustee. Pursuant to the Voting Trust Agreement, the Bank has the power to vote 5,541,918 shares in its sole discretion, subject to certain limitations on who it may communicate or consult with regarding the voting of the shares subject to the Voting Trust Agreement. The Voting Trust Agreement terminates on the earliest of (1) October 2, 2011, (2) the transfer of all the shares subject to the Voting Trust Agreement in accordance with the Voting Trust Agreement, and (3) the written election of Credit Suisse First Boston Corporation or the holders of at least 50% of the shares subject to the Voting Trust Agreement. The Bank is a subsidiary of Wells Fargo & Company and its address is P.O. Box 960, Fort Wayne, Indiana 46801.

(4)	The following information is based on Schedule 13G filed February 11, 2002.
(5)
The following information is based on Schedule 13G filed February 13, 2002. Includes 2,306,894 shares held by Boston Millennia Partners II Limited Partnership, 106,886 shares held by Boston Millennia Partners II-A Limited Partnership, 188,185 shares held by Boston Millennia Partners GmbH & Co. KG, 28,072 shares held by Boston Millennia Associates II Partnership, 3,167 shares held by Strategic Advisors Fund Limited Partnership and 10,395 shares held by A. Dana Callow, Jr. The following natural persons exercise voting and/or investment power with respect to the shares held by these entities: A. Dana Callow, Jr.; Robert S. Sherman; and Martin J. Hernon.

(6)	The following information is based on Schedule 13G filed February 21, 2002. Bristol-Myers Squibb Company reports sole voting power for 2,647,481 shares and sole dispositive power for 2,647,481 shares.
(7)	Includes 1,150,398 shares issuable upon the exercise of options exercisable within 60 days of April 5, 2002 and 171,430 shares subject to repurchase as of April 5, 2002.

EXECUTIVE OFFICERS AND DIRECTORS

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned*
Constantine E. Anagnostopoulos, Ph.D. (2)	70,000	*
c/o Gateway Associates
800 Maryland Avenue, Suite 1190
St. Louis, MO 63105
David W. Beier (2)	70,000	*
c/o Hogan & Hartson L.L.P. 555 Thirteenth Street, NW Washington, DC 20004
Philippe O. Chambon, M.D., Ph.D. (3)	6,884,760	19.5%
c/o The Sprout Group
3000 Sand Hill Road, Building 3, Suite 170
Menlo Park, CA 94025
Thomas A. Penn (4)	66,212	*
c/o Meridian Venture Partners
259 Radnor-Chester Road
Radnor, PA 19087
F. Noel Perry (5)	6,242,151	17.7%
c/o Baccharis Capital Inc.
2420 Sand Hill Road, Suite 100
Menlo Park, CA 94025
William A. Scott, Ph.D. (6)	82,857	*
1021 Creamery Road
Newtown, PA 18940
Nicholas J. Simon III (7)	149,065	*
c/o MPM Capital
601 Gateway Blvd., Suite 350
South San Francisco, CA 94080
William Matthews, Ph.D. (8)	2,255,175	6.2%
Mark W. Moore, Ph.D. (9)	1,734,948	4.8%
John E. Burke (10)	266,428	*
Terry R. Coley, Ph.D. (11)	257,628	*
Augustine G. Yee (12)	405,713	1.1%
All directors and executive officers as a group (14 persons)(13)	19,201,146	48.0%

*	Less than 1% of the outstanding shares of common stock.
(1)
Includes, where indicated, shares issuable upon the exercise of options exercisable within 60 days of April 5, 2002. These options, granted under the 1998 Stock Incentive Plan and the 2000 Stock Incentive Plan, were immediately exercisable for shares subject to repurchase upon termination of employment. The right to repurchase terminates, and the shares for executive officers vest, as to 25% of the shares after one year of employment and monthly thereafter over the remaining three years. For William A. Scott, the right to repurchase terminates and shares vest monthly over three years.

(2)	Includes 70,000 shares issuable upon the exercise of options exercisable within 60 days of April 5, 2002.
(3)
Includes 6,824,760 shares held by entities affiliated with Credit Suisse First Boston and 60,000 shares issuable upon the exercise of options exercisable within 60 days of April 5, 2002. Dr. Chambon, M.D., Ph.D. is a General Partner of the Sprout Group and is a member of our board of directors. Dr. Chambon disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest in these shares. Excludes a three-year warrant to purchase 457,143 shares of common stock at a price of $3.13 per share granted in connection with a consulting agreement with Institute Genetique Biologie Moleculaire et Cellulaire, a scientific foundation, that is under the direction of Professor Pierre Chambon, who is the father of Philippe Chambon, M.D., Ph.D. 5,541,918 shares are subject to a Voting

Trust Agreement, dated as of October 2, 2001, by and among Sprout Capital VIII, L.P., Sprout Venture Capital, L.P., Sprout CEO Fund, L.P., DLJ Capital Corp., DLJ ESC II, L.P., and Wells Fargo Bank Indiana, N.A., as trustee, as further described in note (3) above on the table entitled “5% STOCKHOLDERS.”

(4)	Included 60,000 shares issuable upon the exercise of options exercisable within 60 days of April 5, 2002.
(5)
Includes 6,182,151 shares held by Stipa Investments, L.P and 60,000 shares issuable upon the exercise of options exercisable within 60 days of April 5, 2002. F. Noel Perry, a member of our board of directors, is a managing director of Baccharis Capital, Inc., which is the general partner of Stipa Investments, L.P. Mr. Perry is the sole natural person exercising voting and/or investment power with respect to the shares held by Stipa Investments, L.P., but Mr. Perry disclaims beneficial ownership of the shares held by such entity except to the extent of his pecuniary interest in these shares.

(6)	Includes 82,857 shares issuable upon the exercise of options exercisable within 60 days of April 5, 2002.
(7)	Includes 2,382 shares subject to repurchase as of April 5, 2002 and 60,000 shares issuable upon the exercise of options exercisable within 60 days of April 5, 2002.
(8)	Includes 1,150,398 shares issuable upon the exercise of options exercisable within 60 days of April 5, 2002 and 171,430 shares subject to repurchase as of April 5, 2002.
(9)
Includes 762,343 shares issuable upon the exercise of options exercisable within 60 days of April 5, 2002 and 85,715 shares subject to repurchase as of April 5, 2002, and 10,474 shares held by family members and 28,785 shares issuable upon the exercise of options exercisable within 60 days of April 5, 2002 held by family members.

(10)	Includes 266,428 shares issuable upon the exercise of options exercisable within 60 days of April 5, 2002.
(11)	Includes 85,000 shares issuable upon the exercise of options exercisable within 60 days of April 5, 2002 and 60,716 shares subject to repurchase as of April 5, 2002.
(12)	Includes 177,142 shares issuable upon the exercise of options exercisable within 60 days of April 5, 2002 and 61,907 shares subject to repurchase as of April 5, 2002.
(13)	Includes 4,715,236 shares issuable upon the exercise of options exercisable within 60 days of April 5, 2002, and 396,435 shares subject to repurchase as of April 5, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports, and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the Securities and Exchange Commission and written representations of our directors and executive officers, we believe all persons subject to reporting filed the required reports on time in fiscal year 2001, except for (1) our director, Dr. Constantine Anagnostopoulos, who filed a Form 3 one day after it was due, (2) our director, William A. Scott, who filed a Form 3 three days after it was due, (3) our Chief Financial Officer, Richard Hawkins, who filed a Form 5 one day after it was due, (4) our Vice President of Corporate Communications, Paul Laland, who filed a Form 3 two weeks after it was due and (5) our Vice President of Pharmaceutical Development, Dan Shochat, who filed a Form 3 seven weeks after it was due.

COMPENSATION OF DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

Compensation of Directors

Except as we otherwise describe below, we have not paid any cash compensation to members of our board of directors for their services as directors.

We reimburse directors for reasonable expenses in connection with board and committee meetings. In 2001, Dr. Chambon, Mr. Penn, Mr. Perry, Dr. Scott and Mr. Simon received stock option grants for 5,714 shares with an exercise price of $5.00 and 9,286 shares with an exercise price of $12.31. These shares vest monthly from May 2001 through April 2002. In addition, Dr. Chambon, Mr. Penn, Mr. Perry, Dr. Scott and Mr. Simon received stock option grants for 45,000 shares with an exercise price of $12.31 that vest monthly from May 2002 through April 2005. Upon appointment to the Board, Dr. Anagnostopoulos received a stock option grant of 10,000 shares with an exercise price of $9.53 vesting monthly from December 2001 through November 2002 and a stock option grant of 60,000 shares with an exercise price of $9.53 vesting monthly from December 2001 through November 2005. The grants in 2001 were made in lieu of annual grants through 2004. Directors who are our employees receive no compensation for their services as directors.

The Board met six times in fiscal year 2001. Each director attended at least 75% of the total Board and applicable committee meetings.

SUMMARY COMPENSATION TABLE

Compensation of the Named Executive Officers—Summary Compensation Table

				Long-Term Compensation
		Annual Compensation		Awards	Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Securities Underlying Options/SARs (#)		All Other Compensation ($)
William Matthews, Ph.D.	2001	285,000	100,000	250,000		—
Chief Executive Officer and President	2000	235,000	82,500	718,970		—
	1999	205,833	52,250	—		—

Mark W. Moore, Ph.D.	2001	250,000	54,000	150,000		—
Chief Scientific Officer	2000	225,000	56,250	359,484		—
	1999	205,833	42,000	—		—

John E. Burke	2001	210,000	31,500	45,000		—
Senior Vice President of Intellectual	2000	185,833	42,000	—		—
Property and General Counsel	1999	12,676	—	171,428		—

Terry R. Coley, Ph.D.	2001	210,000	29,100	45,000		—
Vice President of Information	2000	175,000	42,000	—		—
Technology	1999	58,333	—	171,428		70,000	(2)

Augustine G. Yee	2001	210,000	27,300	70,000		—
Senior Vice President of Corporate	2000	194,375	42,000	57,142		—
Development and Secretary	1999	124,631	13,125	228,571		78,444	(2)

(1)	Represents bonuses earned during the year and paid in the subsequent year.
(2)	Represents amount provided for relocation expenses.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table summarizes the stock options granted to each named executive officer during the fiscal year ended December 31, 2001.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal	Exercise Price(2)	Expiration Date(3)
Name		Year 2001			5%	10%
William Matthews, Ph.D.	250,000	5.8%	$10.4375	1/1/11	$1,641,022	$4,158,672
Mark W. Moore, Ph.D.	150,000	3.5	10.4375	1/1/11	984,613	2,495,203
John E. Burke	45,000	1.0	10.4375	1/1/11	295,384	748,561
Terry R. Coley, Ph.D.	45,000	1.0	10.4375	1/1/11	295,384	748,561
Augustine G. Yee	70,000	1.6	10.4375	1/1/11	459,486	1,164,428

(1)
These incentive stock options were granted under the 2000 Stock Incentive Plan and are exercisable in full immediately, but the shares received upon exercise are subject to repurchase by us. Our right of repurchase lapses ratably on a monthly basis, with the repurchase right terminating in full on the fourth anniversary of the date of grant.

(2)
The options were granted at an exercise price equal to the fair market value of the underlying common stock on the date of grant, as determined in good faith by the board of directors, and the options vest over four years from the date of grant.

(3)	The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.
(4)
The dollar amounts under these columns represent the potential realizable value of each grant over the term of the options based on assumed rates of stock appreciation of 5% and 10%, compounded annually. The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our stock.

AGGREGATED CORRESPONDING OPTION EXERCISES IN LAST FISCAL YEAR
AND OPTION VALUES AT DECEMBER 31, 2001

The following table provides information concerning the number and value of unexercised options held by the named executive officers at December 31, 2001. None of the named executive officers exercised any options during the fiscal year ended December 31, 2001.

	Shares Acquired on Exercise in 2001 (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-money Options at December 31, 2001(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
William Matthews, Ph.D.	—	—	900,398	—	$2,439,436	—
Mark W. Moore, Ph.D.	—	—	612,343	—	2,439,436	—
John E. Burke	—	—	216,428	—	1,524,646	—
Terry R. Coley, Ph.D.	—	—	45,000	—	—	—
Augustine G. Yee	—	—	127,142	—	—	—

(1)
The value of unexercised in-the-money options held at December 31, 2001 represents the total gain which an option holder would realize if he exercised all of the in-the-money options held at December 31, 2001, and is determined by multiplying the number of shares of common stock underlying the options by the difference between the closing stock price of $9.20 per share on the last day of trading in 2001 and the per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise of the option.

EMPLOYMENT AGREEMENTS

Dr. Matthews is party to an employment agreement dated April 7, 2000. The agreement will expire on April 7, 2003 but will automatically renew for additional one-year terms after that date unless either we or Dr. Matthews give notice to not renew the agreement at least ninety days prior to the expiration of the then existing term. The agreement provides for an initial annual salary of $235,000 and accelerated vesting of all of Dr. Matthews’ options in the event of a change in control of our company. In addition, Dr. Matthews is entitled to an annual bonus to be determined by the board of directors. In the event that Dr. Matthews is terminated without cause, he will be entitled to receive severance equal to nine months of his base salary.

Dr. Moore is party to an employment agreement dated April 8, 2000. The agreement will expire on April 8, 2003 but will automatically renew for additional one-year terms after that date unless either we or Dr. Moore give notice to not renew the agreement at least ninety days prior to the expiration of the then existing term. The agreement provides for an initial annual salary of $225,000 and accelerated vesting of all of Dr. Moore’s options in the event of a change in control of our company. In addition, Dr. Moore is entitled to an annual bonus to be determined by the board of directors. In the event that Dr. Moore is terminated without cause, he will be entitled to receive severance equal to six months of his base salary.

Mr. Burke is party to an employment agreement dated April 7, 2000. The agreement will expire on April 7, 2003 but will automatically renew for additional one-year terms after that date unless either we or Mr. Burke give notice to not renew the agreement at least ninety days prior to the expiration of the then existing term. The agreement provides for an initial annual salary of $175,000 and accelerated vesting of a portion of Mr. Burke’s options in the event of a change in control of our company, unless more than 50% of his options have already vested. In addition, Mr. Burke is entitled to an annual bonus to be determined by the board of directors. In the event that Mr. Burke is terminated without cause, he will be entitled to receive severance equal to six months of his base salary.

Dr. Coley is party to an employment agreement dated April 7, 2000. The agreement will expire on April 7, 2003 but will automatically renew for additional one-year terms after that date unless either we or Dr. Coley give notice to not renew the agreement at least ninety days prior to the expiration of the then existing term. The agreement provides for an initial annual salary of $175,000 and accelerated vesting of a portion of Mr. Coley’s options in the event of a change in control of our company, unless more than 50% of his options have already vested. In addition, Dr. Coley is entitled to an annual bonus to be determined by the board of directors. In the event that Dr. Coley is terminated without cause, he will be entitled to receive severance equal to six months of his base salary.

Mr. Yee is party to an employment agreement dated April 7, 2000. The agreement will expire on April 7, 2003 but will automatically renew for additional one-year terms after that date unless either we or Mr. Yee give notice to not renew the agreement at least ninety days prior to the expiration of the then existing term. The agreement provides for an initial annual salary of $175,000 and accelerated vesting of a portion of Mr. Yee’s options in the event of a change in control of our company, unless more than 50% of his options have already vested. In addition, Mr. Yee is entitled to an annual bonus to be determined by the board of directors. In the event that Mr. Yee is terminated without cause, he will be entitled to receive severance equal to six months of his base salary.

CERTAIN TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Dr. Anagnostopoulos, Dr. Chambon, Mr. Penn and Mr. Perry. No member of the Compensation Committee was our officer or employee or an officer or employee of any of our subsidiaries during fiscal year 2001 nor was formally our or any of our subsidiary’s officer. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on our Board of Directors or on our Compensation Committee.

Management Indebtedness

In March 2000, we issued 300,000 and 150,000 shares of common stock to Dr. Matthews and Dr. Moore, respectively, in exchange for full recourse promissory notes of $536,700 and $268,350, respectively. The promissory notes are collateralized by the common stock and accrue interest at 6.8% per annum. The principal and all accrued and unpaid interest are due and payable in March 2004, or upon the termination of employment.

In April 2001, we received promissory notes from Mr. Yee and Dr. Coley for $150,000 and $110,000, respectively. The promissory notes are collateralized by 58,824 and 43,137 shares of common stock and accrue interest at 4.94% per annum. The principal and all accrued and unpaid interest are due and payable in April 2006, or upon the termination of employment.

In March 2000 and May 2000, we received promissory notes from Mr. Yee and Dr. Coley, respectively, for $50,000 each. The promissory notes are collateralized by real estate and accrue interest at 6.80% and 6.08%, respectively. The principal and all accrued and unpaid interest are due and payable in May 2004.

Indemnification Agreements

Our restated certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board—the Committee—determines the compensation of executive officers. It has provided you with this report to help you to understand the goals, policies and procedures it follows in making its determinations.

The Board established the present Committee, which currently consists of the 4 outside directors whose names appear at the end of this report, on April 9, 2000 in contemplation of the initial public offering.

In establishing and administering compensation policies and programs after the initial public offering, the Committee considered the compensation policies and arrangements established by Deltagen before the initial public offering, including the levels of individual compensation, and commitments made by Deltagen and the Board before the initial public offering as well as factors relevant to Deltagen after the initial public offering.

The Committee’s executive compensation philosophy has been and continues to be that compensation programs should:

•	be closely aligned with the interest of the stockholders;

•	be linked with business goals and strategies;

•	be competitive within our industry and community so that we can attract and retain high quality executives;

•	base a substantial portion of executive officer compensation on our operating performance measured against pre-determined objectives; and

•	reward executive officers for good performance.

Compensation of executive officers, including the Chief Executive Officer, is comprised of four elements—base salary, annual bonuses, stock ownership and other compensation.

Base Salaries

Base salary is designed primarily to provide compensation at competitive levels so as to attract and retain the executive.

Annual Incentive Awards

We also have created annual incentives for executive officers through potential cash awards under an incentive plan intended to link compensation to operational performance.

Stock Options

We believe that executive officers and other employees who are in a position to make a substantial contribution to our long-term success and to build stockholder value, should have a significant stake in our ongoing success. As a result, we have granted incentive stock options and non-qualified stock options under incentive stock plans in order to retain talented executive officers and to align their compensation with stockholder value. Because the stock options have an exercise price equal to the market price of our stock on the grant date and generally vest in equal installments over four years assuming continued employment, stock options compensate executive officers only if the stock price increases after the date of grant and the executive officer remains employed for the periods required for the stock option to become exercisable.

Other Compensation

To attract and retain talented executive officers, the Committee also has approved arrangements giving executive officers certain perquisites, such as disability insurance.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally provides that publicly held corporations may not deduct in any taxable year certain compensation in excess of $1,000,000 paid to the chief executive officer and the next four most highly compensated executive officers. However, the Committee considers one of its primary responsibilities to be structuring a compensation program that will attract, retain and reward executive talent necessary to maximize stockholder return. Accordingly, the Committee believes that the Company’s interests are best served in some circumstances by providing compensation (such as salary, perquisites and special cash bonuses) which might be subject to the tax deductibility limitation of Section 162(m).

Basis for CEO Compensation

The Committee followed generally the same policies and programs described above for compensation of executive officers in determining fiscal year 2001 compensation for Dr. Matthews as President and Chief Executive Officer.

Constantine E. Anagnostopoulos
Philippe O. Chambon (Chairman)
Thomas A. Penn
F. Noel Perry

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

With respect to fiscal 2001, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

During fiscal 2001, the Board of Directors adopted the written Audit Committee Charter, as presented in Appendix A to our Proxy Statement and Notice of 2001 Annual Meeting, in accordance with the Securities and Exchange Commission Regulation 4460(d)(1).

Re	spectfully submitted,

Philippe O. Chambon
Thomas A. Penn
Nicholas J. Simon III (Chairman)

AUDITOR INDEPENDENCE

Audit Fees

The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of Deltagen’s annual financial statements set forth in Deltagen’s Annual Report on Form 10-K and the review of Deltagen’s quarterly financial statements set forth in Deltagen’s Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2001 were approximately $138,700, of which $41,200 had been billed through December 31, 2001.

Financial Information Systems Design and Implementation Fees

There were no fees billed by PricewaterhouseCoopers LLP for financial information systems design and implementation professional services for the fiscal year ended December 31, 2001.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for services other than those described above for the fiscal year ended December 31, 2001 were approximately $68,600. These other services include income and other tax-related services, assistance with regulatory filings, services rendered in connection with an acquisition made by Deltagen and consultations on the effects of various accounting issues and changes in professional standards.

Deltagen’s Audit Committee has considered whether the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers’ independence.

PERFORMANCE MEASUREMENT COMPARISONS (1)

The graph below compares total stockholder returns of Deltagen common stock with the cumulative total stockholder return of the Nasdaq Composite Index and the Nasdaq Biotechnology Index. The Nasdaq Composite Index tracks the aggregate price performance of equity securities of companies traded on the Nasdaq. The Nasdaq Biotechnology Index tracks approximately 75 stocks in the biotechnology sector. All values assume an initial investment of $100 and the reinvestment of the full amount of all dividends and are calculated monthly through December 31, 2001. The graph begins on August 3, 2000, the date Deltagen common stock began trading on the Nasdaq National Market. The stockholder return shown on the graph below is not necessarily indicative of future performance and we do not make or endorse any predictions as to future stockholder returns.

COMPARISON OF 17 MONTH CUMULATIVE TOTAL RETURN*
AMONG DELTAGEN, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

*	$100 invested on 8/3/00 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

(1)
This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Proposals of stockholders intended to be included in our proxy statement for the 2003 Annual Meeting of Stockholders must be received by Augustine G. Yee, Senior Vice President and Secretary, no later than December 30, 2002. If Deltagen is not notified of a stockholder proposal by not less than 50 days nor more than 75 days before the scheduled date of the 2003 Annual Meeting of Stockholders (or if we give you less than 65 days’ notice of the date of the scheduled meeting, we must receive your notice by not later than the earlier of (a) the close of business on the 15th day following the day on which we notify you or make public announcement of the date of the scheduled annual meeting, whichever first occurs, and (b) two days before the date of the scheduled meeting), then the proxies held by management of Deltagen provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

ANNUAL REPORT

A copy of our Annual Report for the fiscal year ended December 31, 2001 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

We filed an Annual Report on Form 10-K with the SEC on March 29, 2002. Stockholders may obtain a copy of this report, without charge, by writing to Augustine G. Yee, Senior Vice President and Secretary, Deltagen, Inc., 740 Bay Road, Redwood City, California 94063.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By	Order of the Board of Directors,

Au	gustine G. Yee
Senior Vice President and Secretary

April 29, 2002
Redwood City, California

                                  DETACH HERE

                                     PROXY

                                 Deltagen, Inc.

                   Proxy Solicited by the Board of Directors
              for the Annual Meeting of Stockholders, May 22, 2002

                 (see Proxy Statement for discussion of items)

     The undersigned hereby appoints William Matthews, Richard Hawkins, and John
Burke as proxies, with power of substitution, to vote all shares of Deltagen,
Inc. Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2002 Annual Meeting of Stockholders of Deltagen,
Inc., or any adjournment thereof.

-------------                                                      -------------
 SEE REVERSE                                                        SEE REVERSE
    SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
-------------                                                      -------------

DELTAGEN, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

                                  DETACH HERE

    Please mark
[X] votes as in
    this example.

--------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS PROPOSES AND RECOMMENDS A VOTE FOR ITEM 1.
--------------------------------------------------------------------------------

1.  Election of three directors to serve for the ensuing three years until their successors are duly elected and qualified or until earlier death or resignation.

    Nominees:  (01) Constantine E. Anagnostopoulous,
               (02) Philippe O. Chambon, M.D., Ph.D. and (03) Thomas A. Penn

                FOR                                   WITHHELD                  The shares represented by this Proxy Card will be
                ALL     [_]                     [_]   FROM ALL                  voted as specified above, but if no specification is
              NOMINEES                                NOMINEES                  made they will be voted FOR Item 1 and at the
                                                                                discretion of the proxies on any other matter that
               [_]                                                              may properly come before the meeting.
                   ----------------------------------------------------------
                   For all nominees except as noted above

                                                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]

                                                                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [_]

                                                                                NOTE: Please sign exactly as name appears hereon.
                                                                                Joint owners should each sign. When signing as
                                                                                attorney, executor, administrator, trustee or
                                                                                guardian, give full name and title as such.

                                                                                Please sign, date and return promptly in the
                                                                                accompanying envelope.

Signature:                                   Date:                  Signature:                                   Date:
           --------------------------------        ----------------            --------------------------------        -------------